Exhibit 99.6

                     Territory of the British Virgin Islands

                    The International Business Companies Act
                                    (CP. 291)

                Certificate of Incorporation (Sections 14 And 15)

No. 668526

The Registrar of Corporate Affairs of the British Virgin Islands Hereby Certifies pursuant to the International Business Companies Act, Cap. 291 that all the requirements of the Act in respect of incorporation having been satisfied, FALCON LINK INVESTMENT LIMITED, is incorporated in the British Virgin Islands as an International Business Company this 21th day of July, 2005.

                                              [Official Seal]

                                              Given under my hand and seal at
                                              Road Town, in the Territory of the
                                              British Virgin Islands

                                              [Signature of the Registrar]

CRTI001V                                      Registrar of Corporate Affairs